As filed with the Securities and Exchange Commission on July 24, 2001
===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933


                       SECURITY CAPITAL GROUP INCORPORATED
             (Exact name of registrant as specified in its charter)

               MARYLAND                               36-3692698
      (State or other jurisdiction         (I.R.S. Employer Identification No.)
     of incorporation or organization)

             125 Lincoln Avenue                         87501
            Santa Fe, New Mexico                      (Zip Code)
      (Address of principal executive offices)


               Registrant's telephone number, including area code:
                                 (505) 982-9292

                       SECURITY CAPITAL GROUP INCORPORATED
                           1996 OUTSIDE DIRECTORS PLAN
                            (Full title of the plan)

                                Jeffrey A. Klopf
                                    Secretary
                               125 Lincoln Avenue
                           Santa Fe, New Mexico 87501
                                 (505) 982-9292
                               (Agent for Service)

                              --------------------


                         CALCULATION OF REGISTRATION FEE
=================================================================================================================



                                                        Proposed            Proposed
                                                        Maximum             Maximum
   Title of Securities to be       Amount to be      Offering Price         Aggregate            Amount of
         Registered                 Registered        Per Share(1)      Offering Price(1)      Registration Fee
-----------------------------------------------------------------------------------------------------------------
Class B Common Stock, par
value $.01 per share              400,000 Shares         $21.15            $8,460,000           $2,115.00
(including related preferred
share purchase rights)
=================================================================================================================



(1) Estimated solely for the purpose of computing the registration fee on the basis of the average of the high and low prices for the shares of Class B Common Stock as reported on the New York Stock Exchange on July
       20, 2001.

=================================================================================================================

         This Registration Statement is being filed to increase the number of shares of Class B common stock available under the Security Capital Group Incorporated 1996 Outside Directors Plan, as amended (the "Plan") by 400,000. The contents of the Registration Statement on Form S-8 (File No. 333-38521), as amended, relating to the Plan are incorporated herein by reference.

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of Security Capital Group Incorporated, a Maryland corporation, and the undersigned directors and officers of Security Capital Group Incorporated, hereby constitutes and appoints William D. Sanders, C. Ronald Blankenship, Paul E. Szurek, and Jeffrey A. Klopf, his , hers or its true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him, her or it and in his, hers or its name, place and stead, in any and all capacities, with full power to act alone, to sign any and all amendments (including post-effective amendments) to this registration statement, to sign a registration statement prepared pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and any and all amendments thereto, and to file each such registration statement or amendment, with all exhibits thereto, and any and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done, as fully and to all intents and purposes as he, she or it might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his substitute or nominee, may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Fe, State of New Mexico, on July 23, 2001.


                      SECURITY CAPITAL GROUP INCORPORATED


                      By: /s/ William D. Sanders
                          ----------------------------------------------
                          Name:  William D. Sanders
                          Title:  Chairman and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.



          Signature                        Title                                      Date
          ---------                        -----                                      ----


 /s/ William D. Sanders            Chairman, Director and Chief Executive         July  23, 2001
 -----------------------------     Officer (Principal Executive Officer)
     William D. Sanders

/s/  Paul E. Szurek                Chief Financial Officer                        July 23, 2001
------------------------------     (Principal Financial Officer)
     Paul E. Szurek

/s/ James C. Swaim                                                                July 23, 2001
------------------------------     Principal Accounting Officer
      James C. Swaim

/s/ C. Ronald Blankenship          Director, Vice Chairman                        July 23, 2001
------------------------------
    C. Ronald Blankenship

/s/ Samuel W. Bodman               Director                                       July 23, 2001
------------------------------
     Samuel W. Bodman

 /s/ Hermann Buerger               Director                                       July 23, 2001
 -----------------------------
    Hermann Buerger

/s/ John P. Frazee, Jr.            Director                                       July 23, 2001
------------------------------
    John P. Frazee, Jr.



                                      II-3


 /s/ Cyrus F. Freidheim, Jr.       Director                                       July 23, 2001
 -----------------------------
     Cyrus F. Freidheim, Jr.

/s/ H. Laurance Fuller             Director                                       July 23, 2001
------------------------------
    H. Laurance Fuller

/s/ Janet M. Hill                  Director                                       July 23, 2001
------------------------------
    Janet M. Hill

/s/ Ray L. Hunt                    Director                                       July 23, 2001
------------------------------
    Ray L. Hunt

/s/ John T. Kelley                 Director                                       July 23, 2001
------------------------------
    John T. Kelley III

/s/ Peter S. Willmott              Director                                       July 23, 2001
------------------------------
    Peter S. Willmott


INDEX TO EXHIBITS

Exhibit
Number       Description of Document
-------      -----------------------

5            Opinion of Mayer, Brown & Platt

10.1 Security Capital Group Incorporated 1996 Outside Directors Plans (as amended and restated effective March 25, 1998)
             (incorporated by reference to Exhibit 10.27 to Security Capital Group Incorporated's Registration Statement on Form S-11 (File No.333-26037))

10.2 First Amendment to Security Capital Group Incorporated 1996 Outside Directors Plan (as amended and restated effective March 25, 1998)

10.3 Second Amendments to Security Capital Group Incorporated 1996 Outside Directors Plan (as amended and restated effective March 25, 1998)

15.1 Letter of Arthur Andersen regarding unaudited interim financial information

23.1 Consent of Mayer, Brown & Platt (included in its opinion filed as Exhibit 5 hereto)

23.2         Consent of Arthur Andersen LLP

23.3         Consent of KPMG LLP

23.4         Consent of PricewaterhouseCoopers S. a.r.1.

23.5         Consent of PricewaterhouseCoopers S. a.r.1.

23.6         Consent of PricewaterhouseCoopers S. a.r.1.

24           Power of Attorney (included on page II-5)




                                      II-5